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                                                                   EXHIBIT 10.20

                               LOCKBOX AGREEMENT

                This LOCKBOX AGREEMENT (this "AGREEMENT"), dated as of November 12, 1997, is entered into by and among FWT, INC., a Texas corporation ("Company"), BT COMMERCIAL CORPORATION, as agent ("AGENT"), and BANK ONE TEXAS, NA ("BANK").

                             PRELIMINARY STATEMENTS

                A. Agent and certain financial institutions acting as Lenders ("LENDERS") have entered into that certain Credit Agreement, dated as of November 12, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with Company, wherein the Company has granted the Lenders a security interest in its present and future accounts receivable, and all proceeds thereof and Company has agreed that all collections and proceeds of such accounts receivable shall be remitted in kind to the Agent; and

                B. In order to provide for a more efficient and faster collection and deposit of said collection and proceeds the Agent and Company desire to use the lockbox service of Bank; and

                C. Bank is willing to provide said service for Company and the Agent commencing as of November 12, 1997; and

                WHEREAS, Schedule I to that certain Security Agreement, dated as of November 12, 1997, by and between Company and Agent, sets forth all of the Company's deposit accounts.

                NOW, THEREFORE, the parties hereto hereby agree as follows:

                1. Post Office Box. The Bank will rent P.O. Box 99236 (the "LOCKBOX") of the post office located at Fort Worth, TX 76199-0236 in the name of Company. Customers of Company have been, or will be, instructed to mail their remittances to the Lockbox.

                2. Access to Mail. The Bank will have exclusive and unrestricted access to the Lockbox and will have complete and exclusive authority to receive, pick up and open all regular, registered, certified or insured mail addressed to the Lockbox. On written demand of the Agent, Bank shall cease its processing of said mail, and shall release some, in kind, to the Agent, without the prior consent of


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Company, and the Agent shall thereafter process said mail promptly in accordance with this Agreement. Bank shall not inquire into the Agent's right to make such a demand under any agreement among the Agent, the Lenders and Company, and shall be forever released of all obligations with respect to said remittances upon release to the Agent. Company shall have no control whatsoever over any mail, checks, money orders, collections or other forms of remittances received in the Lockbox. Appropriate instructions have been, or will be, given by the Bank to the post office where the Lockbox is maintained, and such instructions shall not be revoked without the prior written consent of the Agent. Any instruction given to the Bank by Company without the prior or concurrent written agreement of the Agent shall be void and of no force or effect. All mail addressed to the Lockbox will be picked up by the Bank according to its regular collection schedule.

                3. Remittance Collection. On the day received the Bank will open all mail addressed to the Lockbox and remove and inspect the enclosures. All checks, money orders and other forms or orders for the payment of money and other collection remittances (hereinafter collectively referred to as "checks") shall be processed by the Bank as follows:

                     (1) Missing Date. Undated checks will not be reviewed, and will be processed as hereafter provided.

                     (2) Postdated. Postdated checks will not be reviewed, and will be processed as hereafter provided.

                     (3) Stale Date. Bank will not review for stale checks, and will process stale checks as hereafter provided.

                     (4) Different Amount. Where written and numeric amounts differ, a check will be processed by the Bank if the correct amount can be determined from the accompanying documents, otherwise the check will processed based on the written amount shown on the check.

                     (5) Signature Missing. The Bank will deposit and process the check by affixing a stamped impression requesting the drawer bank to contact the drawer for authority to pay.

                     (6) Alterations and Restrictions. Checks with alterations and checks bearing restrictive notations such as "Payment in Full" will be processed as if no such alterations or restrictions exist, as hereafter provided.

                     (7) Foreign Banks and Currency. Checks drawn in foreign currency will be processed in accordance with the Bank's normal procedure for such checks and the Agent will be notified by advice of any such checks in the detail provided to the Company and Agent daily.

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'                     (8)   Other Items. Any items which the Agent has
specifically instructed the Bank in writing not to process will not be deposited and shall be sent to the Company, with a copy to the Agent.

                     Notwithstanding anything to the contrary contained in this Agreement, Bank shall have no obligation to perform services on a basis any different than it performs lockbox services in the normal course of business, except with respect to receiving instructions from the Agent rather than Company.

                4. Processing Acceptable Checks. All checks, except those not acceptable for deposit under the terms of this Agreement, shall be deposited on the day of receipt by the Bank to Account No. 1561678150 (the "LENDER ACCOUNT"), which is an account owned and controlled exclusively by the Agent, and all such checks shall be endorsed as follows:

                      credited to account number 1561678150; absence of endorsement hereby supplied and guarantied by Bank One Texas, NA;

                      Until a Notice of Redirection substantially in the form of Exhibit A hereto (a "Notice") is delivered by Agent to Bank, all available balances in the Lender Account will be transferred on a daily basis via the automated clearing house system or wire transfer with the following instructions:


                      Bankers Trust Company
                      New York, New York
                      ABA No. 021 001 033
                      Account No. 00103253
                      Account Name: BT Commercial Corporation-LA
                      Ref.: FWT, Inc.
                      Attn: B. Baliga

Upon the delivery of a Notice by Agent to Bank, Bank shall transfer such funds only as provided in such Notice.

All remittance advices, envelopes, and written matter (except as expressly provided herein) received in the Lockbox together with photocopies of all checks shall be sent to Company and, if requested by the Agent, copies of same shall be sent to the Agent. Bank shall mail both a deposit advice for all deposits to the Lender Account, on a daily basis, and a statement of account, on a monthly basis, to both the Agent and Company. In addition, Bank shall facsimile to Agent on each business day by 2:30 p.m., New York City time the amount of each day's deposit total. Facsimiles shall be sent to BT Commercial Corporation; attention: Bhartai Baliga, at (212) 618-2428.

                5. Returned Checks. Checks deposited in the Lender Account which are returned unpaid because of "Insufficient Funds," "Uncollected Funds," etc. will be redeposited by the Bank only once, except that if a returned check exceeds,

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$ 1,000 the Bank shall not redeposit such check but shall telephone the Agent for further instructions on the day such check is received. If redeposit is not warranted for reasons such as "account closed" or "payment stopped" or if a check is returned a second time, the Bank will charge the Lender Account and send a debit advice with the item to Company with copies of same to Agent.

                6. Remittance Received by Company. Remittances which are sent directly to or received by Company shall be forwarded to the Lockbox on the day received.

                7. Record Maintenance . All deposit checks will be scanned into digital format (on front and back) by the Bank and retained for five years by the bank prior to destruction. CD-Roms of digital data will be provided to the Agent or Company on request, within the five-year period.

                8. Bank Charges. All charges of Bank for services rendered pursuant to this agreement shall be billed to and paid directly by Company. Said charges shall not be charged against remittances nor shall they be debited to the Lender Account.

                9. No Offset. Bank hereby agrees that it will treat all remittances received in the Lockbox in accordance with the terms of this agreement and it will not offset or assert any claim against the Lockbox or the Lender Account or divert such remittances on account of any obligations owed to the Bank by Company or by the party making the remittance, except as provided in paragraph 5 hereof.

                10. Bank Liability. In acting under this agreement Bank shall not be liable to the Agent, the Lenders or Company for any error of judgment, or for any act done or step taken or omitted by it in good faith, except for gross negligence or willful misconduct.

                11. Term. This agreement shall continue in full force and effect until termination by the Bank on 60 days' prior written notice to all other parties. The Agent may terminate this Agreement at any time which termination shall be effective on receipt of written notice by Bank and in the event of such termination, the Agent shall at its option, have the sole right to remove mail from the Lockbox. Company shall have no right to unilaterally terminate this Agreement.

                12. Modification. This agreement may only be modified by a writing signed by all of the parties hereto.

                13.   Addresses .


                      (1) All notices, including phone notice, daily deposit advices, monthly statements of account and copies of all checks and the documents which are

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to be given or sent to the Agent shall be sent to the following address, and, where applicable, given at the following phone number:

                      BT Commercial Corporation
                      14 Wall Street, 3rd Floor
                      Mail Stop #4032
                      New York, NY 10005
                      Attn: Bhartai Baliga
                      Fax: (212) 618-2428

                      (2)   All notices to Bank shall be sent to:

                      Bank One Texas, NA
                      P.O. Box 2050
                      Fort Worth, TX 76113
                      Attn: David Williams
                      Fax: (817) 884-5697

                      (3) All notices and items which are to be sent to Company shall be sent to:

                      FWT, Inc.
                      1901 East Loop 820 South
                      Fort Worth, TX 76112
                      Attn: Chief Executive Officer
                      Fax: (817) 446-7095

                14. Agent Agreement . The Agent agrees that it will indemnify and hold Bank harmless from any and all loss, liability, expense or damage that Bank may incur in processing lockbox items in accordance with this Agreement, including, without limitation any loss that Bank experiences as a result of returned items to the extent the balances in the Lender Account referenced in paragraph 5 are insufficient to cover such losses or in the event the balances in such Lender Account are insufficient to cover Bank charges referenced in paragraph 8.

                15. Limitation on Liability The Agent and Company acknowledge that the bank undertakes to perform only such duties as are expressly set forth in this Agreement and those which are normally undertaken by Bank in connection with lockbox processing. Notwithstanding any other provision of this Agreement, it is agreed by the parties that Bank shall not be liable for any action taken by Bank or any of its directors, officers, agents or employees in accordance with this Agreement, except for Bank's or such natural person's gross negligence or wilful misconduct. In no event shall Bank be liable for losses or delays resulting from force majeure, computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond its reasonable control or for any indirect, special or consequential damages.

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                16.   Governing Law. This Agreement shall be governed in
accordance with the laws of Texas, without giving effect to the conflict of law principles thereof.

                17. Effectiveness . This Agreement shall become effective upon its receipt by the Agent, properly executed by all of the parties hereto.

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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement by their duly authorized officers as of the day and year first above written.



                                           BT COMMERCIAL CORPORATION, as Agent


                                           By: /s/ ALBERT SUN
                                              --------------------------------
                                           Name:   Albert Sun
                                                ------------------------------
                                           Title:  Vice President
                                                 -----------------------------



                                           BANK ONE TEXAS, NA



                                          By:  /s/ DAVID WILLIAMS
                                             ---------------------------------
                                          Name:    David Williams
                                               -------------------------------
                                          Title:   Vice President
                                                ------------------------------

                                          FWT, INC., as Company



                                          By:     [ILLEGIBLE]
                                             ---------------------------------
                                          Name:   [ILLEGIBLE]
                                               -------------------------------
                                          Title:  C.E.O.
                                                ------------------------------



                                S-1

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                          EXHIBIT A (to Exhibit 10.20)

Bank One Texas, NA
P.O. Box 2050
Forth Worth, TX 76113

Attn: David Williams


                       Re:   Lockbox Account for FWT, Inc.
                             Account No. 1561678150

Ladies and Gentlemen:

             Reference is made to that certain Lockbox Agreement, dated as of November 12, 1997 (the "AGREEMENT") among you, us, as Agent, and FWT, Inc. pursuant to which we, for our benefit and for the benefit of the Lenders (as defined in the Agreement), were given exclusive interest and control of the Account. This notice is given in accordance with the terms of the Agreement.

             Effective immediately and continuing until we shall authorize you in writing to do otherwise, we hereby direct you to transfer on a daily basis all funds deposited into the Account with the instructions attached hereto.

                                               Very truly yours,

                                               BT COMMERCIAL CORPORATION, as
                                               Agent


                                               By:
                                                  ----------------------------
                                               Name:
                                                    --------------------------
                                               Title:
                                                     -------------------------




                                 Exhibit A-1